LIMITED POWER OF ATTORNEY

         WITH RESPECT TO NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.


         Know all men by these presents that Bradford K. Gallagher, whose signature appears below, hereby constitutes and appoints Jeffrey S. Garner, and John I. Fitzgerald, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for North American Senior Floating Rate Fund, Inc., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.


                                      /s/ Bradford K. Gallagher
                                      -----------------------------------------
                                      Bradford K. Gallagher
                                      Director
                                      North American Senior Floating Rate Fund,
                                        Inc.


March 10, 1998